UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2019
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37897	26-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(760) 795-6558
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OBLN	The NASDAQ Stock Market LLC (NASDAQ Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03	Material Modification of Rights of Security Holders.
On July 24, 2019, Obalon Therapeutics, Inc. (the “Company”) effected a 1-for-10 reverse stock split of its common stock (the “Reverse Stock Split”). As further described below, on July 23, 2019, the stockholders of the Company approved the proposal to authorize the Company’s Board of Directors, in its discretion but in no event later than the date of the 2020 annual meeting of stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined by the Board of Directors and included in a public announcement. On July 23, 2019, the Company’s Board of Directors approved the Reverse Stock Split at a ratio of 1-for-10. On July 24, 2019, the Company filed a Certificate of Second Amendment (the “Certificate of Second Amendment”) with the Secretary of State of the State of Delaware to amend the Company’s Restated Certificate of Incorporation, as amended, and effect the Reverse Stock Split.
As a result of the Reverse Stock Split, every ten (10) shares of the Company’s common stock issued or outstanding or held by the Company as treasury stock will be automatically reclassified into one new share of common stock without any action on the part of the holders. Proportionate adjustments will be made to the conversion and exercise prices of the Company’s outstanding equity awards and options, and to the number of shares issued and issuable under the Company’s equity incentive plans. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the number of authorized shares of common stock or the par value of the common stock. Any fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share and no stockholders will receive cash in lieu of fractional shares.
The Reverse Stock Split is primarily intended to bring the Company into compliance with the minimum bid price requirements for maintaining its listing on the Nasdaq Global Market. Trading of the Company’s common stock on the Nasdaq Global Market will continue on a split-adjusted basis when the markets open on July 25, 2019, under the existing trading symbol “OBLN.” The new CUSIP number following the Reverse Stock Split will be 67424L209.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 24, 2019, the Company filed the Certificate of Second Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The information set forth in Item 3.01 of this Current Report is incorporated by reference herein. The foregoing description of the Certificate of Second Amendment is qualified in its entirety by reference to the Certificate of Second Amendment, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its 2019 annual meeting of stockholders (the “Annual Meeting”) on July 23, 2019. At the Annual Meeting, the Company’s stockholders voted on three proposals, as described below. Each of the proposals was described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on June 13, 2019. The vote totals noted below are final voting results from the Annual Meeting.

Proposal 1
The Company’s stockholders elected the following two Class III Directors for a term of office expiring at the Company’s 2022 annual meeting of stockholders and until their successors are duly elected and qualified or until such director’s earlier death, resignation or removal.

Name	Votes For	Votes Withheld	Broker Non-Votes
Kim Kamdar, Ph.D.	14,116,621	219,498	11,205,384
Andrew Rasdal	13,945,656	390,463	11,205,384

Proposal 2
The Company’s stockholders approved the proposal to authorize the Company’s Board of Directors, in its discretion but in no event later than the date of the 2020 annual meeting of stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined by the Board of Directors and included in a public announcement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,527,006	3,660,377	220,410	133,710

Proposal 3
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,943,060	290,510	307,933	0

Item 8.01	Other Events.
On July 24, 2019, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

     (d) Exhibits

Description
3.1	Certificate of Second Amendment to the Restated Certificated of Incorporation
99.1	Press Release dated July 24, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: July 24, 2019	By:	/s/ William Plovanic
William Plovanic
President and Chief Financial Officer